EXHIBIT 10.1

CONFIDENTIAL SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Confidential Settlement Agreement and Mutual Release (“Agreement”) dated as of July 1, 2022, is made by and between Plaintiff Insignia Systems, Inc. (“Plaintiff”), and Defendants News Corporation, News America Marketing In-Store Services L.L.C., and News America Marketing FSI L.L.C. (collectively, “Defendants”). Plaintiff and Defendants are collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, Plaintiff filed a lawsuit against Defendants in the United States District Court for the District of Minnesota on July 11, 2019, captioned Insignia Systems, Inc. v. News Corporation, et al., Civil Action No. 0:19-cv-01820, and subsequently filed an amended complaint on December 14, 2020, asserting violations of, inter alia, federal and state antitrust laws and state tortious interference laws;

WHEREAS, Defendants filed a counterclaim and later an amended counterclaim against Plaintiff for breach of contract;

WHEREAS, all claims by Plaintiff against Defendants, and by Defendants against Plaintiff (together the “Action”), have been vigorously contested, with all Parties denying any and all liability to each other;

AND WHEREAS, to avoid the expense and inconvenience of further litigation and, without admitting any liability, the Parties desire to forever put to rest all disputes and claims between them that have arisen through the date of this Agreement or may arise in the future;

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NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1. Consideration and Monetary Conditions.

(a) Plaintiff shall file no later than 5:00 p.m. CDT on July 5, 2022, the stipulation of dismissal with prejudice of all of Plaintiff’s claims against Defendants (“Plaintiff’s Stipulation of Dismissal”), attached hereto as Exhibit A.

(b) Defendants shall file no later than 5:00 p.m. CDT on July 5, 2022, the stipulation of dismissal with prejudice of all of Defendants’ claims against Plaintiff (“Defendants’ Stipulation of Dismissal”), attached hereto as Exhibit B.

(c) Within 5 business days after the Court enters Plaintiff’s Stipulation of Dismissal and Defendants’ Stipulation of Dismissal, Defendants shall pay Plaintiff the sum of Twenty Million Dollars ($20,000,000) (the “Settlement Amount”).

(d) The Settlement Amount set forth in Paragraph 1(c) shall be paid by wire transfer of immediately available funds to an account designated in writing by Insignia.

2. Plaintiff’s Release and Covenant Not to Sue as to Defendants. Plaintiff on its own behalf and on behalf of any of its current, future or former parents, subsidiaries, affiliates, distributors, licensees, officers, directors, shareholders, partners, servants, employees, members, accountants, agents, representatives, successors and assigns (collectively, the “Plaintiff Releasing Parties”), hereby releases, remises, acquits and forever discharges Defendants and any of Defendants’ current or former parents, subsidiaries, affiliates, distributors, licensees, officers, directors, shareholders, partners, servants, employees, members, attorneys, accountants, agents, representatives, successors and assigns (collectively, the “Defendant Released Parties”) from any and all manner of actions and causes of action, suits, debts, obligations, contracts, torts, covenants, claims, rights of contribution and/or indemnification, rights of subrogation, sums of money, judgments, executions, liabilities, damages, remedies, interest, cost, expenses, attorneys’ fees and legal costs, demands and rights whatsoever, contingent or noncontingent, in law or in equity, known or unknown, of any kind or character, accrued or unaccrued, that any of the Plaintiff Releasing Parties ever had, now has, or hereafter can, shall, or may in the future have against any of the Defendant Released Parties arising from, based on, or related to Defendants’ conduct, acts, practices, transactions, contracts, events, occurrences, statements, omissions or failures to act of any kind from the beginning of time up to the date of this Agreement (collectively, the “Released Matters”). The Plaintiff Releasing Parties further expressly promise, covenant, and agree never again to file or commence any legal action or regulatory proceeding or investigation arising from, based on, or related to any of the Released Matters. The Plaintiff Releasing Parties further promise, covenant and agree not to sue, attempt to introduce as evidence, or otherwise assert any of the Released Matters and/or the underlying facts or conduct supporting the Released Matters against any of the Defendant Released Parties in any court, governmental or regulatory body or other proceedings.

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3. Plaintiff’s Release and Covenant Not to Sue As to Purchaser Released Parties. The Plaintiff Releasing Parties hereby release, remise, acquit and forever discharge CB Neptune Canada, CB Neptune Holdings, LLC, and their respective affiliates and subsidiaries (collectively, the “Purchaser Released Parties”) from any and all manner of actions and causes of action, suits, debts, obligations, contracts, torts, covenants, claims, rights of contribution and/or indemnification, rights of subrogation, sums of money, judgments, executions, liabilities, damages, remedies, interest, cost, expenses, attorneys’ fees and legal costs, demands and rights whatsoever, contingent or noncontingent, in law or in equity, known or unknown, of any kind or character, accrued or unaccrued, that any of the Plaintiff Releasing Parties ever had, now has, or hereafter can, shall, or may in the future have against any of the Purchaser Released Parties arising from or based on the Released Matters.

4. Defendants’ Release and Covenant Not to Sue. Defendants on their own behalf and on behalf of any of their current, future or former parents, subsidiaries, affiliates, distributors, licensees, officers, directors, shareholders, partners, servants, employees, members, accountants, agents, representatives, successors and assigns (collectively, the “Defendant Releasing Parties”), hereby releases, remises, acquits and forever discharges Plaintiff and any of Plaintiff’s current or former parents, subsidiaries, affiliates, distributors, licensees, officers, directors, shareholders, partners, servants, employees, members, attorneys, accountants, agents, representatives, successors and assigns (collectively, the “Plaintiff Released Parties”), from any and all manner of actions and causes of action, suits, debts, obligations, contracts, torts, covenants, claims, rights of contribution and/or indemnification, rights of subrogation, sums of money, judgments, executions, liabilities, damages, remedies, interest, cost, expenses, attorneys’ fees and legal costs, demands and rights whatsoever, contingent or noncontingent, in law or in equity, known or unknown, of any kind or character, accrued or unaccrued, that any of the Defendant Releasing Parties ever had, now has, or hereafter can, shall, or may in the future have against any of the Plaintiff Released Parties arising from, based on, or related to Plaintiff’s conduct, acts, practices, transactions, contracts, events, occurrences, statements, omissions or failures to act of any kind from the beginning of time up to the date of this Agreement (collectively, the “Released Matters”). The Defendant Releasing Parties further expressly promise, covenant, and agree never again to file or commence any legal action or regulatory proceeding or investigation arising from, based on, or related to any of the Released Matters. The Defendant Releasing Parties further promise, covenant and agree not to sue, attempt to introduce as evidence, or otherwise assert any of the Released Matters and/or the underlying facts or conduct supporting the Released Matters against any of the Plaintiff Released Parties in any court, governmental or regulatory body or other proceedings.

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5. Release of Unknown Claims. The releases effected by Paragraphs 2, 3, and 4 of this Agreement are intended to apply according to their terms, regardless of Section 1542 of the California Civil Code (“Section 1542”) or any equivalent, similar or comparable past, present or future law or principle of law of any jurisdiction. The Parties acknowledge that they have been advised by their attorneys of the contents and effect of Section 1542 and hereby expressly waive and release with respect to the released claims described in Paragraphs 2, 3, and 4 of this Agreement any and all provisions, rights and benefits conferred by (i) Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY;

(ii) any equivalent, similar or comparable past, present or future law or principle of law in any jurisdiction; and (iii) any past, present or future law or principle of law in any jurisdiction that would limit or restrict the effect or scope of the provisions of the release set forth above. Each Party expressly acknowledges that this Agreement is based on the true intentions of the Parties, and that the enforceability of the Agreement will not be subject to any facts, whether or not concealed or hidden, that may be discovered hereafter, however different such later-discovered facts may be from those which they know or believe to be true, as of the execution date of this Agreement, with respect to the subject matter of released claims described in Paragraphs 2, 3, and 4 of this Agreement. The foregoing release of unknown, unanticipated, unsuspected, unforeseen, and unaccrued losses or claims is contractual, and not a mere recital.

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6. Attorneys’ Fees and Costs as Damages. The Parties agree that any breach or violation of the Parties’ releases and covenants not to sue set forth in Paragraphs 2, 3, and 4, or the Representations and Warranties by Parties made herein, shall, upon proof of such breach, entitle the non-breaching Party to damages from the breaching Party equal to no less than any reasonable attorneys’ fees and costs incurred in enforcing the Agreement. Such relief shall be in addition to, and not in lieu of, any injunctive or other equitable relief sought or obtained by the non-breaching Party for any such breach or violation.

7. No Admission of Liability. The Parties understand and agree that this Agreement, and the Parties obligations and payments made hereunder, are entered into and done solely to compromise the remaining disputed claims and shall not constitute an admission of liability on the part of Plaintiff or Defendants. None of the Parties admit to any liability of any kind or to having committed any wrongdoing or having caused any injury or damages. Neither this Agreement, nor the Parties’ obligations and payments hereunder, shall be offered into evidence or otherwise used in any forum or proceeding by Plaintiff or Defendants except as necessary in an action to enforce the terms of this Agreement.

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8. Mutual Non-Disparagement. The Parties, limited to the entities and the directors and officers of the Parties, mutually agree that they shall not do or say anything at any time which is falsely disparaging to the other Parties.

9. Survival of Protective Order. The terms of the Protective Order as originally entered in the Action on or about November 4, 2019, shall survive dismissal of the Action and are hereby reaffirmed.

10. Entire Agreement. This Agreement, including the exhibits hereto, is the entire, integrated agreement between the Parties, and any and all discussions, understandings, and agreements heretofore had by the Parties with respect to the subject matter hereof are merged into this Agreement, which alone fully and completely expresses the Parties’ agreement. No amendments, waivers, or terminations can be made except in a writing signed by each of the Parties.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to the conflicts of law provisions thereof.

12. Jurisdiction. The Parties hereby consent to jurisdiction in any proceeding relating to or arising out of this Agreement in the United States District Court for the District of Minnesota. The Parties submit and consent to the exercise of personal jurisdiction in, and to the venue of, such court, which jurisdiction is exclusive.

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13. Waiver of Jury Trial. Each of the Parties hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim or cause of action relating to or arising out of this Agreement.

14. Representations and Warranties. The Parties represent and warrant that:

(a) They freely, voluntarily, and knowingly entered into this Agreement after due consideration.

(b) They have the legal right, capacity and authority to enter into this Agreement.

(c) The have taken all necessary corporate and legal actions, as applicable, to duly approve the making and performance of this Agreement.

(d) This Agreement has been validly executed and delivered by such Party and constitutes its valid and binding obligation, enforceable against the Party in accordance with the terms hereof.

(e) Neither the execution nor the performance of this Agreement by such Party constitutes or will constitute a violation or breach of such Party’s charter or bylaws (or comparable documents, as applicable).

(f) Neither the execution nor the performance of this Agreement will constitute a violation or breach of any law, order, injunction, judgment, statute or regulation applicable to such Party or constitutes or will constitute a material default (or would, with the passage of time or the giving of notice, or both, constitute such a default) under any material contract, agreement or other instrument to which such Party is a party or by which it is bound.

(g) Such Party has not relied upon any document, statement, representation, promise, inducement, understanding or information made or provided by any other Party or its representatives except as expressly set forth in this Agreement, and such Party has relied solely upon its own due diligence and independent judgment concerning this Agreement and the Party’s decision to enter into this Agreement, except as set forth in this Agreement.

(h) Such Party has read this Agreement and fully understands all of its terms, covenants, conditions, provisions and obligations.

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(i) Such Party specifically acknowledges that this Agreement shall not be subject to any claim of impossibility or mistake of fact, that it expresses a full and complete settlement between the Parties, and that regardless of the adequacy or inadequacy of the consideration described herein, this Agreement is intended to be a final and complete settlement of the Action.

(j) They have not assigned or transferred, or purported to assign or transfer, to any person or entity, any rights, claims, counterclaims, obligations, demands, damages, actions or causes of action that they may have against the other, including but not limited to rights, claims or damages arising out of or related in any way to the Action.

(k) No Party has knowledge at this time of any claims it has or may have against any of the other Parties, except for those asserted in the Action.

(l) There are no other pending actions or claims by Plaintiff against Defendants, or by Defendants against Plaintiff.

(m) All terms and conditions of this Agreement are binding upon and will inure to the benefit of the Parties and their respective members, transferees, successors and assigns.

(n) No provision of this Agreement gives any third persons any right of subrogation or action against any party hereto.

(o) All representations, warranties, indemnities, covenants and agreements in this Agreement shall survive execution and delivery of this Agreement and continue to be binding.

15. Voluntary Agreement. This Agreement was prepared by counsel for each of the Parties hereto, and each Party acknowledges that it signed this Agreement voluntarily, without duress, undue influence or oppression, and with full advice of counsel. Each Party acknowledges that its knowledge may not be full and complete. Each Party elects to assume the risk of partial knowledge and elects to enter into this Agreement on the terms stated herein. Each Party further acknowledges that it does not rely upon any representations of any kind or character made by the other Parties, except as set forth in this Agreement. Each Party acknowledges that the consideration received has been actual and adequate.

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16. Enforcement and Remedies. The Parties agree that damages alone are insufficient to compensate any of them for breach of this Agreement by the other Parties, and that any Party or Released Party may enforce this Agreement by obtaining injunctive relief, whether temporary or permanent, or by obtaining an order of specific performance.

17. Confidentiality. Other than to announce that the parties have amicably settled the Action, neither Party hereto nor its attorneys shall disclose to any third party any information with respect to the terms and provisions of this Agreement except: (a) to the extent necessary to comply with the law or a valid order of a court of competent jurisdiction in which event(s) the party making such disclosure shall so notify the other as promptly as practicable (if possible, prior to making such disclosure), and shall seek confidential treatment of such information and/or in camera review; (b) to the extent necessary to comply with the Securities and Exchange Commission, the Nasdaq Stock Market, LLC, the Financial Industry Regulatory Authority, or other regulatory authorities or similar disclosure requirements under any applicable laws; (c) as part of its normal business activities or reporting or review procedures to its parent and affiliated companies, banks, auditors, attorneys, accountants, insurers and similar professionals, provided, however, that such companies, banks, auditors, attorneys, accountants, insurers and similar professionals agree to be bound by the provisions of this paragraph; (d) as required by the Internal Revenue Service or by any state or local tax authority; and (e) in any proceeding to enforce this Agreement.

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18. Modifications. This Agreement may not be modified or changed except by written instrument executed by all Parties.

19. Attorneys’ Fees and Costs. Each Party shall bear its own expenses and attorneys’ fees in connection with the Action and the negotiation, execution and delivery of this Agreement.

20. Independent Legal Advice. This Agreement was negotiated between the Parties at arm’s length. Each Party acknowledges that they have each been advised by their own independently selected counsel and other advisors in connection with this Agreement. Each Party further acknowledges that it has entered into this Agreement solely on the basis of advice from independently selected counsel and on the basis of its own independent investigation of all of the facts, laws and circumstances material to this Agreement or any provision hereof, and not in any manner or to any degree based upon any statement or omission by any other Party or its counsel.

21. Counterparts. This Agreement may be executed in counterparts and facsimile copies of signatures shall be treated as originals for all purposes.

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IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed in its name by its duly authorized representative as of the 1st day of June, 2022.

Plaintiff		Defendants

By:	/s/ Kristine Glancy	By:	/s/ Eugene C. Gavenchak
Title:	President & CEO	Title:	Senior VP and Deputy General Counsel, News Corporation

Dated:	July 1, 2022	Dated:	July 4, 2022

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